RELEASE
                                   ________


      THE TRAVELERS INSURANCE, a Connecticut corporation ("first party"), for and in consideration of the sum of ten ($10.00) Dollars, and other valuable consideration, received from or on behalf of DAYTONA PARK ASSOCIATES,LTD., a Florida limited partnership, by and through its general partner, CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XV, an Illinois limited partnership, by and through its general partner, JMB REALTY CORPORATION, a Delaware corporation, ("second party"), the receipt whereof which is hereby acknowledged by first party,

            (Wherever used herein the terms "first party" and "second party" shall include singular and plural past and present heirs, legal representatives, and assigns of individuals, the successors, assigns, officers, employees, and directors of said corporation, in their individual, personal and corporate capacities, and the limited and general partners of partnerships, wherever the context so admits or requires).

      HEREBY remises, releases, acquits, satisfies, and forever discharges the said second party, and each of its past and present predecessors and successors in interest, affiliates assigns, officers, employees, attorneys, directors and shareholders, in their individual, personal and corporate capacities, of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, liabilities, damages, judgments, executions, claims and demands whatsoever, whether in law or in equity, whether matured or unmatured and whether known or unknown or otherwise, which said first party, ever had, now has, or hereafter can, shall or may have, against said second party, and/or its past and present predecessors and successors in interest, affiliates assigns, officers, employees, attorneys, directors and shareholders, in their individual, personal and corporate capacities for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of these presents including, but not limited to, any claim that was asserted or that could have been asserted, causes of action, and other liabilities sued upon in that certain lawsuit captioned THE TRAVELERS INSURANCE COMPANY, A CONNECTICUT CORPORATION, V. DAYTONA PARK ASSOCIATES, LTD., A FLORIDA LIMITED PARTNERSHIP, ETC., ET AL., Case No. 93-32654, CICI in the Circuit Court of the Seventh Judicial Circuit in and for Volusia County, Florida.

      This release is not intended to and shall not release the second party from its obligations and responsibilities created under the terms and conditions of that certain Stipulation of Settlement entered into between first party and second party in the aforementioned lawsuit including those exceptions to the non-consideration and consultation with its attorneys; and
(ii) said first party was not fraudulently induced, coerced or intimidated to sign this release. In signing this Release, the first party has not relied upon any oral or written statements or acts made by the second party, or its attorneys or agents, other than as expressly stated in writing herein in this Release.



                                    DAYTONA PARK ASSOCIATES, LTD., a
                                    Florida Limited Partnership,

                                    BY:   CARLYLE REAL ESTATE LIMITED
                                          PARTNERSHIP-XV, an Illinois limited
                                          partnership, a general partner

                                    BY:   JMB REALTY CORPORATION, a
                                          Delaware corporation, a general
                                          partner,

                                    BY:         BRIAN K. ELLISON
                                    Name:       BRIAN K. ELLISON
                                    Title:      Vice President


STATE OF    ILLINOIS                )
            ____________________    )     SS:
                                    )
COUNTY OF   COOK                    )
            ____________________    )


      The foregoing instrument was acknowledged before me this 15th day of
MARCH, 1994 by BRIAN K. ELLISON as                         , of JMB REALTY
CORPORATION, a Delaware corporation, a general partner, of DAYTONA PARK ASSOCIATES, LTD., a Florida limited partnership, on behalf of the partnership.

He/she/they personally appeared before me, is/are personally known to me or produced ____________________ as identification, and did take an oath.


                              Notary:           MONA SARNOFF
                                                __________________

                              Print Name:       MONA SARNOFF
                                                __________________

                              Notary Public, State of ILLINOIS
                                                      ________

                              My Commission expires:  2/1/98
                                                      ____________

      [NOTARIAL SEAL]